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                                 EXHIBIT 23




                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To CYTOGEN CORPORATION:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File
No. 33-30595), filed with the Securities and Exchange Commission on August 18, 1989, Form S-3 Registration Statement (File No. 33-35140), filed with the Securities and Exchange Commission on May
31, 1990, Form S-8 Registration Statement (File No. 33-52574), filed with the Securities and Exchange Commission on September 29, 1992, Form S-8 Registration Statement (File No. 33-57004), filed with the Securities and Exchange Commission on January 12, 1993,
Form S-3 Registration Statement (File No. 33-77396) filed with the Securities and Exchange Commission on April 6, 1994, Form S-8 Registration Statement (File No. 33-63321), filed with the
Securities and Exchange Commission on October 10, 1995, Form S-8 Registration Statement (File No. 333-00431), filed with the Securities and Exchange Commission on January 25, 1996 and Form S-8 Registration Statement (File No. 333-04679), filed with the Securities and Exchange Commission on May 29, 1996, Form S-8 Registration Statement (File No. 333-27673) filed with Securities and Exchange Commission on May 23, 1997, and Form S-3 Registration Statement (File No. 333-43809) filed with the Securities and
Exchange Commission on January 6, 1998.


                                        ARTHUR ANDERSEN LLP




Philadelphia, PA
    April 9, 1998


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